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                                                                      Exhibit 11

                    [ORIGINAL ON HOGAN & HARTSON LETTERHEAD]

                                December 20, 2001

BNY Hamilton Funds, Inc.
3435 Stelzer Road
Columbus, OH 43219-3035


          Re: Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 of BNY Hamilton Funds, Inc.

Ladies and Gentlemen:

          This firm has acted as special counsel to BNY Hamilton Funds, Inc., a Maryland corporation (the "Company"), in connection with Pre-Effective Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form N-14 (File No. __ - ___) of the Company, which you expect to file on December 20, 2001, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock, par value $0.001 per share, of the BNY Hamilton New York Tax-Free Money Market Fund (the "Successor Series") to be issued pursuant to an Agreement and Plan of Reorganization, substantially in the form thereof filed as an exhibit to the Registration Statement, by and between the Company, on behalf of the Successor Series, and BNYIA Funds Trust, on behalf of the "Acquired Fund" (the "Agreement and Plan of Reorganization").

          For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

          1.   An executed copy of the Registration Statement.

          2. The charter of the company as certified by the Maryland State Department of Assessments and Taxation on December 13, 2001 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Charter").

          3. The by-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "By-Laws").

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BNY Hamilton Funds, Inc.
December 20, 2001
Page 2


          4. Certain resolutions of the Board of Directors of the Company adopted at a special meeting held on October 17, 2001 and at a meeting on November 14, 2001, (the "Board Resolutions") as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of up to 6,000,000,000 Shares of the BNY Hamilton New York Tax-Free Money Market Fund in the aggregate (the "Shares").

          5. A certificate of a certain officer of the Company, dated December 20, 2001, as to certain facts relating to the Company.

          6. A certificate of the Secretary of the Company, dated December 20, 2001, as to the Board Resolutions and signatures of certain officers of the Company.

          In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the aforesaid Documents. We have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          For purposes of this opinion letter, we have assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter unless a reported decision of a federal court or a court in the applicable jurisdiction has established its unconstitutionality or invalidity.

          This opinion letter is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Maryland (the "Maryland Corporation Law"), as amended, all applicable provisions of the Maryland Constitution, and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and (ii)

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BNY Hamilton Funds, Inc.
December 20, 2001
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issuance of the Common Stock against payment therefor, from time to time, in accordance with the terms of the Board Resolutions identified in Paragraph 6, the Company's Charter, the Agreement and Plan of Reorganization, and as contemplated by the Registration Statement, the Shares in the aggregate will be validly issued, fully paid, and non-assessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 11 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                        Very truly yours,



                                        HOGAN & HARTSON L.L.P.